Lease Contract

Lessor:                 Northwest Refractory Material Factory

Lessee:                 Xi’an Baorun Industry Development Co. Ltd.

Pursuant to the “PRC Economics Contract Law” and other relevant regulations, the two parties execute this contract, after negotiation and reaching consensus, in order to stipulate the rights and obligations of the lessor and the lessee.

Article I               Name, Quantity and Proposed Use of the Asset to be Leased

1.           The lessee shall lease from the lessor a piece of land, the four boundaries of which are: the east side ends at the east wall of the Clay Workshop Rest Lounge; the west side ends at the peripheral wall on the protective slope of the material ground; the south side ends at the middle line of the street in front of the Gangyu Workshop; and the north side ends on the border of the flood-discharge ditch adjoining the Boiler Room.  The land is to be used for the proposed oil tank supporting facility.

2.           The lessor has 7 oil tanks for its own use, total capacity of which is 8,000 cubic meters.  They are hereby to be leased to the lessee for the development of its oil product storage business.

Article II              The Term of the Lease

The term of the lease is for a total of 6 years from July 1, 2008 to June 30, 2016.  The lessee shall undertake procedures for the renewal of the lease contract if the lessee needs to extend the term for the use of the land.  The lease renewal shall be completed two month in advance from the expiration date of the lease.  Failure to execute the contract for renewal shall be considered forfeiture of the extension of the term for the use of the land.

Article III            Rent, Payment and other Provisions

1,           The annual rent is RMB700,000, payable in four installments per year.
2,           Payment method: can be in the form of cash or of bank wire.

Article IV            The Rights and Obligations of the Two Parties

1.           Lessor

Has the obligation to ensure the provision of electricity, water and gas necessary for the lessee’s operation activities, development and construction project during the term of the lease.  In the meantime, the lessor has the right to monitor the leased property to ensure the security and protection of the state asset.

2.           Lessee

Has the right to legally enjoy the use right of the leased asset during the term of the lease, and has the obligation to pay rent and usage fees for electricity, water and other utilities on time and in full as per this contract; the lessee has the obligation to bear tall consequences resulting from fire control and safety, production safety and other environmental protection measures.

Article 5              Breach of Contract

If one side of the lessor and the lessee fails to perform its duties in accordance to the provisions of the contract, thus causing loss to the other side, it shall pay the corresponding penalty fee for the breach to the other side.  If both sides are at faulty, then each side, on the basis of actual circumstances, shall bear its corresponding liability for the breach.

Article 6              Force Majeure

In the event of the occurrence of Force Majeure, causing either side of the two parties inability to execute,  either in full or in part, the terms of the contract, the contract may be altered or dissolved through negotiation between the two parties.  In the event of  lessor’s declaration of bankruptcy or other material policy adjustments, the legal binding power of this contract survives with regard to the new owner of the contemplated asset after the bankruptcy of the lessor, in addition to the provision that the lessee has preferential right with regard to the purchase of the leased asset.

Article 7              Other Stipulated Matters

Regarding the matters not discussed in the contract, the two parties shall make amendment through negotiation; the amendment shall have the same legal effect as that of this contract.  In any case, the subsequent amendment shall prevail, if the provisions of this contract conflict with those of the amendment.

This contract has two copies, with each party keeping two copies.

Lessor:                 Northwest Refractory Material Factory (Seal)
Agent:                  (signature)

Lessee:                 Xi’an Baorun Industry Development Co. Ltd. (Seal)
Agent:                  (signature)

Address of execution:  Xiaobeibao, Yaozhou District
Date of execution:        April 30, 2008